Exhibit 5.1

July 27, 2021

Athenex, Inc.

1001 Main Street, Suite 600

Buffalo, NY 14203

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Athenex, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 5,000,000 additional shares of the Company’s common stock (the “Shares”), par value $0.001 per share, reserved for issuance pursuant to the terms of the Athenex, Inc. Amended and Restated 2017 Omnibus Incentive Plan, as amended by the First Amendment to the Amended and Restated 2017 Omnibus Incentive Plan, effective June 21, 2021 (the “Plan”). The Company previously registered: (i) 4,200,000 shares pursuant to the Plan under the Company’s existing Registration Statement on Form S-8 (File No. 333-218984); and (ii) 3,500,000 shares pursuant to the Plan under the Company’s existing Registration Statement on Form S-8 (File No. 333-241666). This opinion is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the filing of the Registration Statement.

For purposes of this opinion, we have with your permission made the following assumptions, in each case without independent verification: (i) the due authorization, execution and delivery of all documents by all the parties thereto; (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments (the “Records”) submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of the Records conform to the original Records; (v) the legal capacity of all individuals executing documents; (vi) that all documents are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
ROCHESTER, NY • BUFFALO, NY • ALBANY, NY • CORNING, NY • NEW YORK, NY

July 27, 2021

this opinion are true and correct; and (viii) that at the time the Shares are issued, the Company will be validly existing and in good standing, and there will be sufficient Shares authorized under the Company’s Amended and Restated Certificate of Incorporation, as amended and then in effect, and not otherwise issued or reserved for issuance. As to all questions of fact material to this opinion, we have relied (without independent verification) upon certificates or comparable documents of officers and representatives of the Company.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement with the SEC, (ii) issuance of the Shares in accordance with the terms and conditions of the Plan, and (iii) receipt by the Company of the legal consideration for the Shares as specified in the Plan in an amount no less than the par value of such Shares, the Shares will be validly issued, fully paid and nonassessable.

We express no opinion with respect to the effect of any law other than the Delaware General Corporation Law.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the changes may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,
/s/ Harter Secrest & Emery LLP